NuVasive, Inc. Investor Presentation June 4, 2020 ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. Exhibit 99.1

Forward-looking statements ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. NuVasive, Inc. (“NuVasive,” “NUVA” or the “Company”) cautions you that statements included in this presentation that are not a description of historical facts are forward‐looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company's results to differ materially from historical results or those expressed or implied by such forward‐looking statements. Forward- looking statements include, but are not limited to, statements regarding the expected impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; the Company’s preliminary expectations for the quarter ending June 30, 2020 and longer-term financial and business goals. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the impact of the COVID-19 pandemic; NuVasive’s preliminary expectations may turn out to be inaccurate because of the preliminary nature of the Company’s forecasts and projections; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected growth and profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; the loss of key employees; unexpected variations in market growth and demand for the Company’s products and technologies; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward‐looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward‐looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Non-GAAP financial measures ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. Management uses certain non-GAAP financial measures such as non-GAAP diluted earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items. Management calculates the non-GAAP financial measures provided in this presentation excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. For reconciliations of non-GAAP financial measures to the comparable GAAP financial measure, please refer to the supplemental financial information posted on the Investor Relations section of the Company’s corporate website at www.nuvasive.com.

©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. Transform surgery. Advance care. Change lives.

Largest global, spine-focused company 50+ international markets1 ~2,800 global employees1 A leader in minimally invasive surgery (MIS) and lateral surgery 15+ years of industry-leading technologies 2x growth of global spine market2 ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. 1 As of December 31, 2019 2 Average quarterly reported growth rate over two years (fourth quarter 2017 - fourth quarter 2019).

Continue to lead in MIS spine surgery; take share in targeted, open segments


Open
~$8.5 billion[1]
0 - 2% growth
MIS
~$2.5 billion[1]
6 - 10% growth
~95%
~5%
~93%
~7%
~97%
~3%
~80%
~20%
~50%
~50%
~84%
~16%
Cervical[2]
Complex[2]
TLIF/PLIF[2]
ALIF[2]
Lateral[2]
TLIF/PLIF[2]
Enabling technologies
NuVasive market share
Competition

Strategic growth opportunities

- ✓ *Invest and penetrate open surgery segments (cervical, complex and TLIF)*
- ✓ *Leverage leadership position in MIS and lateral to drive increased share*
- ✓ *Procedurally integrate with enabling technologies*
  - ✓ *Move more open surgery to MIS*
  - ✓ *Expand addressable markets*

[1]State of the 2018 Global Spine Market, iData Research Inc.
[2]Management estimates based on data on file; U.S. procedural volume only and does not represent all segments in spine market. U.S. share is representative of global share.

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©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

NUVASIVE

First quarter 2020 financial results ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. $259.9M (5.4%) Reported revenue 16.9% Non-GAAP operating margin $0.48 Non-GAAP diluted earnings per share Q1 2020 Results Business Line Revenue Growth Rates1 U.S. Spinal Hardware: (6.3%) U.S. Surgical Support: (10.9%) International: +4.1% 1 Growth rates are compared to prior year period

COVID-19 impact trends taking shape, but still many unknowns What we do and don’t know NuVasive withdrew its annual financial guidance for 2020 In the U.S. and globally, many hospitals have restarted elective procedures in a measured way The recovery of volumes lacks uniformity and highly variable by geography Hospitals implementing new protocols and procedures within their facilities Hospitals resuming spine surgeries may have capacity constraints as they manage the ongoing effort against COVID-19 Patient sentiment and willingness to return to both clinic and hospital settings remains unpredictable Uncertain how unemployment or a patient’s change in coverage may impact surgery postponement or cancellation trends ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

COVID-19 impact on the business Company implemented safety measures across the organization Created COVID-19 response team to track impact and enacted cost-savings initiatives expected throughout remainder of 2020, including: Executive and Board pay reductions T&E and discretionary spend reductions Adjusting manufacturing capacity to align with demand Company Response Health and safety of our employees, patients and surgeon partners Maintaining core capabilities in sales channel, supply chain and continued focus on innovation pipeline Positioned to respond quickly as deferred surgeries ramp back up and execute on our long-term strategy Company Focus ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

COVID-19 impact on case volumes First quarter 2020 net sales were tracking to expectations until mid-March Case volumes experienced a sharp decline starting in mid-March as COVID-19 led to deferrals of elective surgeries While procedure volumes in January and February were strong, net sales for Q1 2020 declined by (5.4%) compared to prior year given COVID-19 disruption in March Q1 2020 Deferrals of elective surgeries persisted throughout April, resulting in ~70% case volume decline over prior year Case volumes started to rebound the first week of May Further acceleration of volumes seen throughout the month of May Net sales for Q2 2020 are forecasted to be higher than prior expectations and anticipate Q2 2020 to be greater than 55% of Q2 2019 net sales, subject to stability in June Q2 2020 ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

Growth priorities Advance leadership in less invasive surgery Expand portfolio with best-in-class technology Achieve scale in key global markets ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.

Balance sheet and liquidity to support global growth strategy > $900.0M in cash and cash equivalents Net debt leverage ratio of 2.71 $550.0M of capacity under credit facility ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved. NuVasive issued: $450 million of 0.375% convertible senior notes due 2025 in March 2020 $450 million of 1.00% convertible senior notes due 2023 in June 2020 Current portion of outstanding debt: $650 million due March 2021 Long-term portion of outstanding debt: $450 million due June 2023 $450 million due March 2025 NuVasive amended and restated its revolving credit facility to increase the amount and extend the term in February 2020 Further amended the facility in June 2020 to provide additional flexibility in determining financial covenant leverage ratios 1Calculated using TTM adjusted EBITDA as of 3/31/2020, including new net debt levels following issuance of $450M 1.00% convertible senior notes due 2023 and using credit facility definition of net debt leverage ratio

Capital allocation strategy R&D to fuel competitive advantage and price protection Innovation Procedural assets and company infrastructure Capital expenditures Authorized to repurchase additional $75M through 2021 Share repurchases Differentiated technology, advanced capabilities and geographic expansion M&A ©2020. NuVasive, Inc. or one of its subsidiaries. All rights reserved.